Registration File No. 333-

As filed with the Securities and Exchange Commission on September 1, 2026

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CYBIN INC.

(Exact name of registrant as specified in its charter)

Ontario, Canada	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 King Street West, Suite 5600
Toronto, Ontario, Canada M5X 1C9
(Address of Principal Executive Offices)

Equity Incentive Plan of Cybin Inc., as amended on August 16, 2021 and August 27, 2024

(Inducement) Performance Share Unit Agreement

(Inducement) Restricted Share Unit Agreement

(Full title of the plan)

C T Corporation System

1015 15th Street N.W., Suite 1000

Washington, DC 20005
(Name and address of agent for service)

(202) 572-3133

(Telephone number, including area code, of agent for service)

Copies to:

Greg Cavers Cybin Inc. 100 King Street West, Suite 5600 Toronto, Ontario, Canada M5X 1C9 (866) 292-4601	Richard Raymer Nicholas Arruda Dorsey & Whitney LLP 66 Wellington St West, Suite 3400 Toronto, Ontario, Canada M5K 1E6 (416) 367-7388

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This registration statement on Form S-8 (this "Registration Statement") relates to:

(i) a maximum of 4,000,000 common shares (the "Common Shares") of Cybin Inc., doing business as Helus Pharma (the "Registrant" or "Company"), issuable by the Registrant under its Equity Incentive Plan, as amended on August 16, 2021 and August 27, 2024 (the "Equity Incentive Plan");

(ii) 364,322 Common Shares underlying outstanding restricted share units ("Restricted Share Units"), issuable upon settlement, by the Registrant under its Equity Incentive Plan;

(iii) 759,436 Common Shares underlying outstanding options, issuable upon exercise, by the Registrant under its Equity Incentive Plan;

(iv) 425,000 Common Shares underlying outstanding performance share units, issuable upon settlement, by the Registrant pursuant to a Performance Share Unit Agreement entered into between the Registrant and Michael Halstead as an inducement grant within the meaning of the rules of Cboe Canada Inc. ("Cboe Canada"); and

(v) 970,000 Common Shares underlying outstanding Restricted Share Units, issuable upon settlement, by the Registrant pursuant to a Restricted Share Unit Agreement entered into between the Registrant and Michael Halstead as an inducement grant within the meaning of the rules of Cboe Canada.

This Registration Statement also includes a prospectus prepared in accordance with General Instruction C of Form S-8 and in accordance with the requirements of Part I of Form F-3 (the "Reoffer Prospectus"). The Reoffer Prospectus may be used for reofferings and resales of up to 299,439 Common Shares that may be deemed to be "restricted securities" and/or "control securities" under the Securities Act of 1933, as amended (the "Securities Act") and the rules and regulations promulgated thereunder that were issued or are issuable to the selling securityholders identified in the Reoffer Prospectus (the "Selling Securityholders"). The Common Shares included in the Reoffer Prospectus were issued to the Selling Securityholders on a private placement basis prior to the filing of this Registration Statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified by Part I of Form S-8 (Plan Information and Registrant Information and Employee Annual Information) have been or will be delivered to each participant in the Equity Incentive Plan, as specified in Rule 428(b)(1) promulgated by the U.S. Securities and Exchange Commission (the "Commission") under the Securities Act, and the instructions to Form S-8. This information has been omitted from this filing in accordance with the provisions of Rule 424 under the Securities Act and the introductory note to Part I of Form S-8. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

REOFFER PROSPECTUS

CYBIN INC. DOING BUSINESS AS

HELUS PHARMA

Up to 299,439 common shares offered by the selling securityholders

___________________

This prospectus relates to the offer and sale from time to time by the persons identified as selling securityholders in the section entitled "Selling Securityholders" (the "Selling Securityholders") in this prospectus of up to 299,439 common shares of Cybin Inc., doing business as Helus Pharma (the "Common Shares") previously issued by us to the Selling Securityholders. We are not selling any securities under this prospectus and will not receive any proceeds from the sale of the Common Shares by the Selling Securityholders under this prospectus.

The Selling Securityholders may offer all or part of the securities for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. These securities are being registered to permit the Selling Securityholders to sell securities from time to time, in amounts, at prices and on terms determined at the time of offering. The Selling Securityholders may sell these securities through ordinary brokerage transactions, in underwritten offerings, directly to market makers of our Common Shares or through any other means described in the section entitled "Plan of Distribution" herein. In connection with any sales of securities offered hereunder, the Selling Securityholders, any underwriters, agents, brokers or dealers participating in such sales may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). We are registering these securities for resale by the Selling Securityholders, or their donees, pledgees, transferees, distributees or other successors-in-interest selling our Common Shares, or interests in our Common Shares received after the date of this prospectus from the Selling Securityholders as a gift, pledge, partnership distribution or other transfer.

Our Common Shares are listed on the Cboe Canada under the symbol “HELP” and on the Nasdaq Global Market under the symbol “HELP”. On August 31, 2026, the closing price for our Common Shares on the Cboe Canada was CAD$16.36 and on the Nasdaq Global Market was US$11.76.

Our principal executive offices are located at 100 King St. West, Suite 5600, Toronto, Ontario, M5X 1C9, Telephone Number: (866) 292-4601.

___________________

Investing in our Common Shares involves risks. See "Risk Factors" on page 1 of this prospectus and other risk factors contained in the documents incorporated by reference herein, including our annual report on Form 40-F for the year ended March 31, 2026, for a discussion of information that should be considered in connection with an investment in our securities.

We are a "foreign private issuer" as defined under the U.S. federal securities laws and, as such, may elect to comply with certain reduced public company disclosure and reporting requirements. See "Where You Can Find More Information".

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offence.

___________________

The date of this prospectus September 1, 2026.

Neither we nor the Selling Securityholders have authorized anyone to provide any information or to make any representations other than those contained in this prospectus or any accompanying prospectus supplement that we have prepared. We and the Selling Securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus or any applicable prospectus supplement. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date on the front of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS

You should rely only upon the information contained in or incorporated by reference into this prospectus and on other information included in the registration statement of which this prospectus forms a part. References to this "prospectus" include documents incorporated by reference into this prospectus. We have not authorized anyone to provide you with information that is different than the information included in or incorporated by reference into this prospectus. The information incorporated by reference into this prospectus is current only as of its date. We are not making an offer of Common Shares in any jurisdiction where the offer is not permitted by law.

In this prospectus (excluding the documents incorporated by reference into this prospectus), unless the context requires otherwise, references to "we", "us", "our", "Company", and the "Registrant" refer to Cybin Inc., doing business as Helus Pharma, and the subsidiaries through which it operates its business.

Financial statements incorporated by reference herein have been prepared in accordance with International Financial Reporting Standards, as issued by the International Accounting Standards Board, and may not be comparable to financial statements of United States companies, which are prepared under United States generally accepted accounting principles, or "US GAAP". Such financial statements are subject to the standards of the Public Company Accounting Oversight Board (United States) and the U.S. Securities and Exchange Commission (the "SEC") independence standards.

Before you invest, you should read this prospectus together with the information incorporated by reference into this prospectus and the additional information described below under the heading "Where You Can Find More Information". You should refer to the registration statement of which this prospectus forms a part and the exhibits to the registration statement for further information.

RISK FACTORS

Investing in our Common Shares involves risks. Before you decide to invest in our Common Shares, you should carefully consider all risks described in the documents incorporated by reference into this prospectus, including subsequent documents incorporated by reference into this prospectus. Discussions of certain risks and uncertainties affecting us are provided under the heading "Risk Factors" beginning on page 82 of our annual information form for the fiscal year ended March 31, 2026 (the "Annual Information Form"), filed as Exhibit 99.1 to our annual report on Form 40-F for the year ended March 31, 2026, which was filed with the SEC on June 29, 2026, as updated from time to time by our filings under the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), and other information contained in or incorporated by reference into this prospectus from time to time.

WHERE YOU CAN FIND MORE INFORMATION

We have filed under the Securities Act a registration statement on Form S-8 relating to the Common Shares described in this prospectus. This prospectus forms a part of the registration statement. This prospectus does not contain all of the information included in the registration statement, certain portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us and our Common Shares you are encouraged to refer to the registration statement and the exhibits that are incorporated by reference into it.

We are subject to the information and periodic reporting requirements of the Exchange Act, applicable to "foreign private issuers" (as such term is defined in Rule 405 under the Securities Act) and we fulfill our obligations with respect to those requirements by filing or furnishing reports with the SEC. The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding our Company and other issuers that file electronically with the SEC. The address of the SEC internet site is www.sec.gov/edgar. This information is also available on our website at www.helus.com. The information on our website is not incorporated by reference into the registration statement and should not be considered a part of the registration statement or this prospectus.

We are a foreign private issuer, and therefore are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our group's officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act relating to their purchases and sales of our group's securities. In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

The Registrant hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates. Requests for documents should be directed to Cybin Inc, Attention Greg Cavers, Chief Financial Officer, 100 King Street West, Suite 5600, Toronto, Ontario, Canada M5X 1C9; (202) 572-3133.

DOCUMENTS INCORPORATED BY REFERENCE

The following documents filed with the SEC are hereby incorporated by reference in this registration statement:

(a)	the Registrant's annual report on Form 40-F for the fiscal year ended March 31, 2026, filed with the SEC on June 29, 2026;

(b)	the Registrant's reports on Form 6-K filed with the SEC on July 28, 2025, April 20, 2026, June 25, 2026, June 29, 2026, July 16, 2026, July 21, 2026, August 3, 2026, August 14, 2026, August 18, 2026 and August 19, 2026; and

(c)	the description of the Registrant's Common Shares contained in the Registrant's annual information form as Exhibit 99.1 to the Registrant's annual report on Form 40-F for the fiscal year ended March 31, 2026, filed with the SEC on June 29, 2026 together with any amendment thereto filed for the purpose of updating such description.

In addition, unless otherwise stated herein, all documents subsequently filed with the SEC by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including any report furnished on Form 6-K if and only to the extent that such report on Form 6-K provides, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference or deemed to be part of the registration statement shall be deemed to be modified or superseded for purposes of the registration statement to the extent that a statement contained in the registration statement or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference or deemed to be part of the registration statement modifies or replaces such statement. Any such statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part of this registration statement.

ENFORCEABILITY OF CIVIL LIABILITIES

The Registrant is a corporation existing under the Business Corporations Act (Ontario) (the "OBCA"). Other than Michael Halstead, Chief Executive Officer, Aaron Bartlone, Chief Operating Officer, and Dr. Freda Lewis-Hall, a director of the Registrant, all of the directors and officers, and all of the experts named herein and in the documents incorporated by reference herein, are residents of Canada or otherwise reside outside the United States, and all or a substantial portion of their assets, and a majority of the Registrant's assets, are located outside the United States. The Registrant has appointed an agent for service of process in the United States, but it may be difficult for holders of the Common Shares who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for holders of the Common Shares who reside in the United States to realize upon judgments of courts of the United States predicated upon the Registrant's civil liability and the civil liability of its directors, officers and experts under the United States federal securities laws or "Blue Sky" laws of any state within the United States.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus, and in certain documents incorporated by reference herein, constitute "forward-looking information" and "forward-looking statements," within the meaning of applicable securities laws (collectively, "forward-looking statements"). All statements other than statements of historical fact, including, without limitation, those regarding the Registrant's future financial position, business strategy, budgets, research and development, plans and objectives of management for future operations, and any statements preceded by, followed by or that include the words "expect," "likely", "may," "will," "should," "intend," or "anticipate," "potential," "proposed," "estimate" and other similar words, including negative and grammatical variations thereof, or statements that certain events or conditions "may" or "will" happen, or by discussions of strategy, are forward-looking statements.

These statements are not historical facts but instead represent only the Registrant's expectations, estimates and projections regarding future events. These statements are not guarantees of future performance and involve assumptions, risks and uncertainties that are difficult to predict. Therefore, actual results may differ materially from what is expressed, implied or forecasted in such forward-looking statements. Additional factors that could cause actual results, performance or achievements to differ materially include, but are not limited to, those discussed under "Risk Factors" in the Annual Information Form and in other documents incorporated by reference in this prospectus. Management provides forward-looking statements because it believes they provide useful information to readers when considering their investment objectives and cautions readers that the information may not be appropriate for other purposes. Consequently, all of the forward-looking statements made in this prospectus and in documents incorporated by reference in this prospectus are qualified by these cautionary statements and other cautionary statements or factors contained herein and therein, and there can be no assurance that the actual results or developments will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, the Registrant. These forward-looking statements are made as of the date of this prospectus, or the date of the document incorporated by reference herein, and the Registrant assumes no obligation to update or revise them to reflect subsequent information, events or circumstances or otherwise, except as required by law.

The forward-looking statements in this prospectus and in documents incorporated by reference in this prospectus are based on numerous assumptions regarding the Registrant's present and future business strategies and the environment in which the Registrant will operate in the future, including assumptions regarding business and operating strategies, and the Registrant 's ability to operate on a profitable basis.

Some of the risks which could affect future results and could cause results to differ materially from those expressed in the forward-looking statements contained herein and therein include: limited operating history; achieving publicly announced milestones; speculative nature of investment risk; early stage of the industry and product development; regulatory risks and uncertainties; risks of operating in Australia and European countries; "foreign private issuer" status under U.S. securities laws; plans for growth; limited products; limited marketing and sales capabilities; no assurance of commercial success; no profits or significant revenues; reliance on third parties for clinical development activities; risks related to third party relationships; reliance on contract manufacturers; safety and efficacy of products; clinical testing and commercializing products; completion of clinical trials; commercial grade product manufacturing; nature of regulatory approvals; market access and acceptance; unfavourable publicity or consumer perception; social media; biotechnology and pharmaceutical market competition; reliance on key executives and scientists; employee misconduct; business expansion and growth; negative results of external clinical trials or studies; product liability; enforcing contracts; product and material recalls; distribution and supply chain interruption; difficulty to forecast; promoting the brand; product viability; success of quality control systems; reliance on key inputs; liability arising from fraudulent or illegal activity; operating risk and insurance coverage; costs of operating as public company; management of growth; conflicts of interest; foreign operations; exchange rate fluctuations; cybersecurity and privacy risk; risk related to artificial intelligence; environmental regulation and risks; legalization of scheduled serotonergic agonists; forward-looking statements may prove to be inaccurate; effects of inflation; political and economic conditions; litigation risk; application and interpretation of tax laws; enforcement of civil liabilities; pandemics; risks related to intellectual property: trademark protection; trade secrets; patent law reform; patent litigation and intellectual property; protection of intellectual property; third-party licences; financial and accounting risks: substantial number of authorized but unissued Common Shares; dilution; negative cash flow from operating activities and going concern; additional capital requirements; lack of significant product revenue; estimates or judgments relating to critical accounting policies; inadequate internal controls; risks related to the Common Shares: market for the Common Shares; significant sales of Common Shares; volatile market price for the Common Shares; tax issues; no dividends; an investment in the securities is highly speculative; the Registrant's expectation that it will be a "passive foreign investment company"; and the Registrant may lose "foreign private issuer" status in the future.

Although the forward-looking statements contained in, or incorporated by reference into, this prospectus are based upon what management currently believes to be reasonable assumptions, the Registrant cannot assure prospective investors that actual results, performance or achievements will be consistent with these forward-looking statements. In particular, the Registrant has made assumptions regarding, among other things:

• substantial fluctuation of losses from quarter to quarter and year to year due to numerous external risk factors, and anticipation that the Registrant will continue to incur significant losses in the future;

• uncertainty as to the Registrant's ability to raise additional funding to support operations;

• the Registrant's ability to access additional funding;

• the fluctuation of foreign exchange rates;

• the risks associated with pandemics;

• the risks associated with the development of the Registrant's product candidates which are at early stages of development;

• reliance upon industry publications as the Registrant's primary sources for third-party industry data and forecasts;

• reliance on third parties to plan, conduct and monitor the Registrant's preclinical studies and clinical trials;

• reliance on third party contract manufacturers to deliver quality clinical and preclinical materials;

• the Registrant's product candidates may fail to demonstrate safety and efficacy to the satisfaction of regulatory authorities or may not otherwise produce positive results;

• risks related to filing investigational new drug applications to commence clinical trials and to continue clinical trials if approved;

• the risks of delays and inability to complete clinical trials due to difficulties enrolling patients;

• competition from other biotechnology and pharmaceutical companies;

• the Registrant's reliance on the capabilities and experience of the Registrant 's key executives and scientists and the resulting loss of any of these individuals;

• the Registrant 's ability to fully realize the benefits of acquisitions;

• the Registrant 's ability to adequately protect the Registrant 's intellectual property and trade secrets;

• the risk of patent-related or other litigation; and

• the risk of unforeseen changes to the laws or regulations in the United States, the United Kingdom, the Netherlands, Ireland, Poland, Greece, Australia and other jurisdictions in which the Registrant operates.

Drug development involves long lead times, is very expensive and involves many variables of uncertainty. Anticipated timelines regarding drug development are based on reasonable assumptions informed by current knowledge and information available to the Registrant. Every patient treated on future studies can change those assumptions either positively (to indicate a faster timeline to new drug applications and other approvals) or negatively (to indicate a slower timeline to new drug applications and other approvals). This prospectus and the documents incorporated by reference herein contain certain forward-looking statements regarding anticipated or possible drug development timelines. Such statements are informed by, among other things, regulatory guidelines for developing a drug with safety studies, proof of concept studies, and pivotal studies for new drug application submission and approval, and assumes the success of implementation and results of such studies on timelines indicated as possible by such guidelines, other industry examples, and the Registrant's development efforts to date.

In addition to the factors set out above and those identified under the heading "Risk Factors" in the Annual Information Form, other factors not currently viewed as material could cause actual results to differ materially from those described in the forward-looking statements. Although the Registrant has attempted to identify important risks and factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors and risks that cause actions, events or results not to be anticipated, estimated or intended. Accordingly, readers should not place any undue reliance on forward-looking statements.

Many of these factors are beyond the Registrant's ability to control or predict. These factors are not intended to represent a complete list of the general or specific factors that may affect the Registrant. The Registrant may note additional factors elsewhere in this prospectus and in any documents incorporated by reference into this prospectus. All forward-looking statements speak only as of the date made. All subsequent written and oral forward-looking statements attributable to the Registrant, or persons acting on the Registrant's behalf, are expressly qualified in their entirety by the cautionary statements. Except as required by law, the Registrant undertakes no obligation to update any forward-looking statement.

The forward-looking statements contained in this prospectus and the documents incorporated by reference herein are expressly qualified in their entirety by the foregoing cautionary statement. Investors should read this entire prospectus, including the Annual Information Form, and the documents incorporated by reference herein, and consult their own professional advisers to ascertain and assess the income tax and legal risks and other aspects associated with holding securities of the Registrant.

CYBIN INC.

We are a Canadian-based corporation incorporated under the OBCA. We are a clinical-stage pharmaceutical company committed to helping minds heal by developing proprietary novel serotonergic agonists.

Our Common Shares are listed on the Cboe Canada under the symbol "HELP" and on the Nasdaq Global Market under the symbol "HELP".

As of September 1, 2026, there were 73,060,172 of our Common Shares issued and outstanding.

Our principal executive offices are located at 100 King Street West, Suite 5600, Toronto, Ontario, Canada M5X 1C9, Telephone Number: (202) 572-3133.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of Common Shares if and when sold by the Selling Securityholders.

MATERIAL CHANGES

Except as otherwise disclosed in this prospectus there have been no material changes to our operations that have occurred since March 31, 2026, and that have not been described in a report on Form 6-K furnished under the United States Securities Exchange Act of 1934, as amended (the "Exchange Act") and incorporated by reference into this prospectus.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our consolidated capitalization and indebtedness as at June 30, 2026, the date of our most recently filed unaudited condensed interim consolidated financial statements. This table should be read in conjunction with our audited consolidated financial statements and the related notes and management's discussion and analysis of financial condition and results of operations in respect of those statements that are incorporated by reference in this prospectus.

(expressed in thousands of United States dollars)	As of June 30, 2026
Components of capital:
Share capital	$538,867
Pre-funded warrants	$16,167
Total Capitalization	$555,034

SELLING SECURITYHOLDERS

This prospectus relates to the possible resale by the Selling Securityholders of up to 299,439 Common Shares.

The Selling Securityholders may offer and sell, from time to time, any or all of the Common Shares being offered for resale pursuant to this prospectus. In this prospectus, the term "Selling Securityholders" includes (i) the persons identified in the table below (as such table may be amended from time to time by means of an amendment to the registration statement of which this prospectus forms a part or by a supplement to this prospectus) and (ii) any donees, pledgees, transferees or other successors-in-interest that acquire any of the securities covered by this prospectus after the date of this prospectus from the named Selling Securityholders as a gift, pledge, partnership distribution or other non-sale related transfer.

The table below sets forth, as of the date of this prospectus, the names of the Selling Securityholders for which we are registering Common Shares for resale to the public, and the aggregate number of Common Shares that the Selling Securityholders may offer pursuant to this prospectus. In accordance with SEC rules, individuals and entities below are shown as having beneficial ownership over shares they own or have the right to acquire within 60 days, as well as shares for which they have the right to vote or dispose of such shares. Also, in accordance with SEC rules, for purposes of calculating percentages of beneficial ownership, shares which a person has the right to acquire within 60 days of September 1, 2026 are included both in that person’s beneficial ownership as well as in the total number of shares issued and outstanding used to calculate that person’s percentage ownership but not for purposes of calculating the percentage for other persons. In some cases, the same Common Shares are reflected more than once in the table below because more than one holder may be deemed the beneficial owner of the same Common Shares. We have based percentage ownership on 73,060,172 Common Shares outstanding as September 1, 2026.

Because the Selling Securityholders may dispose of all, none or some portion of their securities, no estimate can be given as to the number of securities that will be beneficially owned by the Selling Securityholders upon termination of this offering. For purposes of the table below, however, we have assumed that after termination of this offering none of the securities covered by this prospectus will be disposed of by the Selling Securityholders and further assumed that the Selling Securityholders will not acquire beneficial ownership of any additional securities during the offering. In addition, the Selling Securityholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, our securities in transactions exempt from the registration requirements of the Securities Act after the date on which the information in the table is presented. Please see the section titled "Plan of Distribution" for further information regarding the Selling Securityholders' method of distributing these securities.

Unless otherwise indicated, the business address of the beneficial owner listed in the table below is c/o Cybin Inc., 100 King St. West, Suite 5600, Toronto, Ontario, M5X 1C9, Canada.

Name of Selling Securityholder	Number of Common Shares Owned Prior to the Offering	Percentage of Common Shares Owned Prior to the Offering	Number of Common Shares to be Sold in the Offering	Number of Common Shares Owned After the Offering	Percentage of Common Shares Owned After the Offering (1)
Aaron Bartlone(2)	180,987	0.25%	152,082	28,905	0.04%
Alex Nivorozhkin(3)	187,615	0.26%	47,357	140,258	0.19%
Freda Lewis-Hall(4)	125,000	0.17%	100,000	25,000	0.03%

(1) Calculated based on rule 13d-3(d)(1) under the Exchange Act, using 73,060,172 Common Shares outstanding as of September 1, 2026.

(2) Beneficial ownership prior to this offering includes: 172,654 Common Shares and 8,333 Common Shares underlying RSUs that have vested or that are scheduled to vest within 60 days of September 1, 2026. Aaron Bartlone is our Chief Operating Officer.

(3) Beneficial ownership prior to this offering includes: 185,532 Common Shares and 2,083 Common Shares underlying RSUs that have vested or that are scheduled to vest within 60 days of September 1, 2026.  Alex Nivorozhkin is our Chief Scientific Officer.

(4) Beneficial ownership prior to this offering includes: 100,000 Common Shares and 25,000 Common Shares issuable under Options that are exercisable within 60 days of September 1, 2026. Freda Lewis-Hall is one of our directors.

PLAN OF DISTRIBUTION

The Selling Securityholders may, from time to time, in one or more transactions, sell any or all of their Common Shares on any stock exchange, market or trading facility on which our Common Shares are traded or in negotiated transactions. These sales may be at fixed prices or prices that may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices, including sales made directly on the Cboe Canada, Nasdaq Global Market or other existing trading markets for our Common Shares. The prices at which the Common Shares may be offered may vary as between purchasers and during the period of distribution. The Selling Securityholders will act independently of our Company in making decisions with respect to the timing, manner and size of each sale. The Selling Securityholders may sell the Common Shares to or through underwriters or dealers, and also may sell Common Shares to one or more other purchasers directly or through agents, including sales pursuant to ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers, or pursuant to delayed delivery contracts, by remarketing firms or by other means.

In effecting sales, brokers or dealers engaged by the Selling Securityholders may arrange for other brokers or dealers to participate. Broker-dealer transactions may include purchases of Common Shares by a broker-dealer as principal and resales of Common Shares by the broker-dealer for its account pursuant to an applicable prospectus supplement, ordinary brokerage transactions or transactions in which the broker-dealer solicits purchasers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders and/or the purchasers of the securities offered hereby for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). Any broker-dealers participating in the distribution of the Common Shares covered by an applicable prospectus supplement may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions received by any of those broker-dealers may be deemed to be underwriting commissions under the Securities Act.

The Selling Securityholders may sell Common Shares other than pursuant to this prospectus or an applicable prospectus supplement under available exemptions from the registration requirements of the Securities Act. The Selling Securityholders may sell none, some or all of the Common Shares. We cannot predict when or in what amounts the Selling Securityholders may sell any of its Common Shares.

If necessary, we will prepare a prospectus supplement in connection with the offer and sale of Common Shares by the Selling Securityholders.

The aggregate proceeds to the Selling Securityholders from the sale of the Common Shares offered by it will be the purchase price of the Common Shares less expenses and discounts or commissions, if any. The Selling Securityholders may reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Common Shares to be made directly or through agents. We will not receive any proceeds from the sale of the Common Shares by the Selling Securityholders. We will bear all costs, expenses and fees in connection with the registration of the Common Shares to be sold by the Selling Securityholders, other than brokerage commissions and similar selling expenses, if any, attributable to the sale of securities offered under this prospectus, which will be borne by the Selling Securityholders.

Underwriters, dealers and agents who participate in the offer and sale of the Common Shares may be entitled, under agreements to be entered into with the Selling Securityholders, to indemnification by the Selling Securityholders against certain liabilities, including liabilities under the Securities Act and Canadian securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Our Common Shares are listed on the Cboe Canada under the symbol "HELP" and on the Nasdaq Global Market under the symbol "HELP".

We are authorized to issue an unlimited number of Common Shares without nominal or par value and an unlimited number of preferred shares issuable in series, none of which are issued and outstanding.

A description of our Common Shares is set forth under the headings "Description of Capital Structure" and "Dividend and Distributions" in our Annual Information Form, and such description is incorporated herein by reference as part of our annual report on Form 40-F for the year ended March 31, 2026.

The foregoing description is only a summary of certain terms and conditions of the Common Shares and is qualified in its entirety by reference to our articles of continuance and by-laws, each of which has been filed as an exhibit to the registration statement of which this prospectus forms a part.

EXPENSES

The expenses in connection with the offer and sale of the Common Shares being offered are as follows:

Securities and Exchange Commission Registration Fee	$10,559.82
Legal Fees and Expenses	$30,000*
Auditor Fees	$2,000*
Miscellaneous	$5,000*
Total	$47,559.82*

*Estimated

INDEMNIFICATION

Under the OBCA, the Registrant may indemnify a director or officer of the Registrant, a former director or officer of the Registrant or another individual who acts or acted at the Registrant's request as a director or officer, or an individual acting in a similar capacity, or another entity (each of the foregoing, an "individual"), against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Registrant or other entity, on the condition that (i) such individual acted honestly and in good faith with a view to the best interests of the Registrant or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the Registrant's request; and (ii) if the matter is a criminal or administrative action or proceeding that is enforced by a monetary penalty, the Registrant shall not indemnify the individual unless the individual had reasonable grounds for believing that his or her conduct was lawful.

Further, the Registrant may, with the approval of a court, indemnify an individual in respect of an action by or on behalf of the Registrant or other entity to obtain a judgment in its favor, to which the individual is made a party because of the individual's association with the Registrant or other entity as a director or officer, a former director or officer, an individual who acts or acted at the Registrant's request as a director or officer, or an individual acting in a similar capacity, against all costs, charges and expenses reasonably incurred by the individual in connection with such action, if the individual fulfills the conditions in (i) and (ii) above. Such individuals are entitled to indemnification from the Registrant in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual's association with the Registrant or other entity as described above, provided the individual seeking an indemnity: (A) was not judged by a court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done; and (B) fulfills the conditions in (i) and (ii) above.

The by-laws of the Registrant provide that, subject to the OBCA, the Registrant shall indemnify a director or officer of the Registrant, a former director or officer of the Registrant or another individual who acts or acted at the Registrant's request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Registrant or other entity, if: (i) the individual acted honestly and in good faith with a view to the best interests of the Registrant or, as the case may be, to the best interest of the other entity for which the individual acted as a director or officer or in a similar capacity at the Registrant's request and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the person had reasonable grounds for believing that the individual's conduct was lawful.

The Registrant maintains directors' and officers' liability insurance which insures directors and officers for losses as a result of claims against the directors and officers of the Registrant in their capacity as directors and officers and also reimburses the Registrant for payments made pursuant to the indemnity provisions under the by-laws of the Registrant and the OBCA.

* * *

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.

LEGAL MATTERS

The validity of the Common Shares being offered by this prospectus will be passed upon for us by Aird & Berlis LLP, Toronto, Ontario. Dorsey & Whitney LLP, Toronto, Ontario, has advised us with respect to certain U.S. legal matters.

EXPERTS

The consolidated statements of financial position of the Company as at March 31, 2026 and March 31, 2025 and the consolidated statements of loss and comprehensive loss, changes in shareholders' equity and cash flows for the years then ended have been incorporated by reference herein and in the registration statement in reliance upon the report of Zeifmans LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

CYBIN INC. DOING BUSINESS AS

HELUS PHARMA

Up to 299,439 common shares

Offered by the Selling Securityholders

PROSPECTUS

September 1, 2026

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Commission are hereby incorporated by reference in this Registration Statement:

(a) the Registrant's annual report on Form 40-F for the fiscal year ended March 31, 2026, filed with the Commission  on June 29, 2026;

(b) the Registrant's reports on Form 6-K filed with the Commission on July 28, 2025, April 20, 2026, June 25, 2026, June 29, 2026, July 16, 2026, July 21, 2026, August 3, 2026, August 14, 2026, August 18, 2026 and August 19, 2026; and

(c) the description of the Registrant's Common Shares contained in the Registrant's annual information form as Exhibit 99.1 to the Registrant's annual report on Form 40-F for the fiscal year ended March 31, 2026, filed with the Commission on June 29, 2026 together with any amendment thereto filed for the purpose of updating such description.

In addition, unless otherwise stated herein, all documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act including any report furnished on Form 6-K if and only to the extent that such report on Form 6-K provides, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference or deemed to be part of the Registration Statement shall be deemed to be modified or superseded for purposes of the Registration Statement to the extent that a statement contained in the Registration Statement or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference or deemed to be part of the Registration Statement modifies or replaces such statement. Any such statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part of this Registration Statement.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers

Under the Business Corporations Act (Ontario) (the "OBCA"), the Registrant may indemnify a director or officer of the Registrant, a former director or officer of the Registrant or another individual who acts or acted at the Registrant's request as a director or officer, or an individual acting in a similar capacity, or another entity (each of the foregoing, an "individual"), against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Registrant or other entity, on the condition that (i) such individual acted honestly and in good faith with a view to the best interests of the Registrant or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the Registrant's request; and (ii) if the matter is a criminal or administrative action or proceeding that is enforced by a monetary penalty, the Registrant shall not indemnify the individual unless the individual had reasonable grounds for believing that his or her conduct was lawful.

Further, the Registrant may, with the approval of a court, indemnify an individual in respect of an action by or on behalf of the Registrant or other entity to obtain a judgment in its favor, to which the individual is made a party because of the individual's association with the Registrant or other entity as a director or officer, a former director or officer, an individual who acts or acted at the Registrant's request as a director or officer, or an individual acting in a similar capacity, against all costs, charges and expenses reasonably incurred by the individual in connection with such action, if the individual fulfills the conditions in (i) and (ii) above. Such individuals are entitled to indemnification from the Registrant in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual's association with the Registrant or other entity as described above, provided the individual seeking an indemnity: (A) was not judged by a court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done; and (B) fulfills the conditions in (i) and (ii) above.

The by-laws of the Registrant provide that, subject to the OBCA, the Registrant shall indemnify a director or officer of the Registrant, a former director or officer of the Registrant or another individual who acts or acted at the Registrant's request as a director or officer, of an individual acting in a similar capacity, or another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Registrant or other entity, if: (i) the individual acted honestly and in good faith with a view to the best interests of the Registrant or, as the case may be, to the best interest of the other entity for which the individual acted as a director or officer or in a similar capacity at the Registrant's request and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the person had reasonable grounds for believing that the individual's conduct was lawful.

The Registrant maintains directors' and officers' liability insurance which insures directors and officers for losses as a result of claims against the directors and officers of the Registrant in their capacity as directors and officers and also reimburses the Registrant for payments made pursuant to the indemnity provisions under the by-laws of the Registrant and the OBCA.

* * *

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.

Item 7. Exemption From Registration Claimed

Not applicable.

Item 8.	Exhibits

Exhibit No.	Description

4.1	Articles of Continuance of Cybin Inc. dated November 4, 2020 (incorporated by reference to Exhibit 99.19 to the Registrant's registration statement under the Exchange Act on Form 40-F on July 26, 2021)

4.2	By-law No. 1 of Cybin Inc. (incorporated by reference to Exhibit 99.20 to the Registrant's registration statement under the Exchange Act on Form 40-F on July 26, 2021)

4.3	Description of Securities (incorporated by reference to the Registrant's registration statement on Form 8-A (File No. 001-40673), filed with the Commission on January 2, 2026)

4.4*	Equity Incentive Plan of Cybin Inc., as amended on August 16, 2021 and August 27, 2024

4.5*	Performance Share Unit Agreement dated August 3, 2026, by and between Cybin Inc. and Michael Halstead

4.6*	Restricted Share Unit Agreement dated August 3, 2026, by and between Cybin Inc. and Michael Halstead

5.1*	Opinion of Aird & Berlis LLP

23.1*	Consent of Zeifmans LLP

23.2*	Consent of Aird & Berlis LLP (included in Exhibit 5.1)

24.1*	Powers of Attorney (included on the signature page of the Registration Statement)

107*	Filing Fee Table

*Filed herewith.

Item 9. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Filing Fee Tables" or "Calculation of Registration Fee" table, as applicable, in the effective registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada, on September 1, 2026.

CYBIN INC.

By:	/s/ Greg Cavers
Name:	Greg Cavers
Title:	Chief Financial Officer

POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael Halstead and Greg Cavers, or either of them, his or her true and lawful attorneys-in-fact and agents, each of whom may act alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and any and all additional registration statements (including amendments and post-effective amendments thereto) in connection with any increase in the amount of securities registered with the Commission, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all his or her said attorneys-in-fact and agents or any of them or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof. This powers of attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by or on behalf of the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Michael Halstead	Chief Executive Officer	September 1, 2026
Michael Halstead	(Principal Executive Officer)

/s/ Greg Cavers	Chief Financial Officer	September 1, 2026
Greg Cavers	(Principal Financial Officer and Principal Accounting Officer)

/s/ Eric So	Executive Chairman and Director	September 1, 2026
Eric So

/s/ Paul Glavine	Director	September 1, 2026
Paul Glavine

/s/ Eric Hoskins	Director	September 1, 2026
Eric Hoskins

/s/ Theresa Firestone	Director	September 1, 2026
Theresa Firestone

/s/ Mark Lawson	Director	September 1, 2026
Mark Lawson

/s/ Grant Froese	Director	September 1, 2026
Grant Froese

/s/ Freda Lewis-Hall	Director	September 1, 2026
Freda Lewis-Hall

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of the Registrant in the United States, on September 1, 2026.

By:	/s/ Aaron Bartlone
Name:	Aaron Bartlone
Title:	Chief Operating Officer